UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

Global Boatworks Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-55646	81-0750562
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1707 North Charles Street, Suite 200A

Baltimore, Maryland  21201

(Address of Principal Executive Offices)

 (Former Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 443.863.7234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        .Written communications pursuant to Rule 425 under the Securities Act

☐        . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 11, 2021, the Company appointed Ms. DeAnna Hoskins pursuant to the Company’s current bylaws to its board of directors effective immediately. She joins the board as an independent director.

Ms. Hoskins has been President and Chief Executive Officer (CEO) of JustLeadershipUSA (JLUSA) from 2018 to present, a national non-profit dedicated to decarcerating the prison population in the United States by educating, elevating and empowering the people and communities most impacted by the criminal justice system. JLUSA’s work includes a focus on systemic racism and driving, amplifying, and sustaining the kinds of policy reform that builds thriving, sustainable and healthy communities. She was Senior Policy Advisor for the United States Department of Justice for corrections and reentry from 2016 to 2018 where she oversaw the planning, direction, management, analysis and allocation of the Second Chance Act and Residential Substance Abuse Treatment programs. From 2011 to 2016, she was the Director of Reentry for the Hamilton County Board of County Commissioners, Office of Reentry in Cincinnati, Ohio (OH). Ms. Hoskins holds a Master of Science Degree in Criminal Justice - University of Cincinnati, Cincinnati, OH (2009), a Bachelor of Science Degree in Social Work - College of Mt. St. Joseph, Cincinnati, OH (2007) and is a Licensed Clinical Addictions Counselor, Indiana Board of Behavioral Health Board.

The Board of Directors has determined that Ms. Hoskin’s background and experience will be beneficial to the Company. Ms. Hoskins has had first-hand experience with the criminal justice system as a formerly incarcerated individual who successfully transitioned back into community and ultimately received a pardon from Ohio Governor Ted Strickland. Her personal history, as well as her career thereafter working with previously incarcerated individuals, will contribute to the enhancement of the Company’s products and services that are designed to benefit underserved communities. The Board believes that Ms. Hoskins will contribute significantly towards the development and marketing of these products and services to major financial institutions, credit monitoring and reporting agencies and other potential customers of the Company.

The Board has determined that Ms. Hoskins meets the independence standards adopted by the Board in compliance with Item 407(a) of Regulation S-K. There are no family relationships between Ms. Hoskins and any director or other executive officer of the Company nor are there any transactions between Ms. Hoskins or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Ms. Hoskins and any other persons or entities pursuant to which Ms. Hoskins was appointed as a director of the Company. Ms. Hoskins will receive no salary or director fees and, as of the date of this Form 8-K, was issued 294,118 shares of unregistered restricted common stock as compensation for joining the Board. Ms. Hoskins is not a “bad actor” under Rule 506(d) of Regulation D under the Securities Act of 1933, as amended, and has not been involved in any legal proceedings that are required to be disclosed under Item 401(f) of Regulation S-K.

On February 11, 2021, the Company appointed Mr. Saad Soliman pursuant to the Company’s current bylaws to its board of directors effective immediately. He joins the board as an independent director.

From July 2017 through the present, Mr. Soliman has been a founding Executive Director of Peace By Piece Inc., a fully comprehensive social services program that includes workforce development programming, workforce reintegration training, cognitive behavioral therapy, holistic wrap-around services and transitional supportive housing for the men and women returning into our communities after any terms of incarceration, institutionalization, or recovery from addiction.  From June 2013 to July 2017, he worked at the United States Probation Office, United States District Courts, District of Delaware, in the capacity of Senior Reentry Specialist, Training Specialist, and Program Support Specialist.  Mr. Soliman’s education includes an Associate of Science in Business Management with Honors in 2009 from Ashworth College, and a B.A. in Studies in Government Administration.

The Board of Directors has determined that Mr. Soliman’s background and experience will be beneficial to the Company. Mr. Soliman has had first-hand experience with the criminal justice system as a formerly incarcerated individual who successfully transitioned back into community and ultimately received a pardon from Delaware Governor John Carney. His personal history, as well as his career thereafter working with previously incarcerated individuals, will contribute to the enhancement of the Company’s products and services that are designed to benefit underserved communities. The Board believes that Mr. Soliman will contribute significantly towards the development and marketing of these products and services to major financial institutions, credit monitoring and reporting agencies and other potential customers of the Company.

The Board has determined that Mr. Soliman meets the independence standards adopted by the Board in compliance with Item 407(a) of Regulation S-K. There are no family relationships between Mr. Soliman and any director or other executive officer of the Company nor are there any transactions between Mr. Soliman or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and

Exchange Commission. Further, there is no arrangement or understanding between Mr. Soliman and any other persons or entities pursuant to which Mr. Soliman was appointed as a director of the Company. Mr. Soliman will receive no salary or director fees and, as of the date of this Form 8-K, was issued 294,118 shares of unregistered restricted common stock as compensation for joining the Board. Mr. Soliman is not a “bad actor” under Rule 506(d) of Regulation D under the Securities Act of 1933, as amended, and has not been involved in any legal proceedings that are required to be disclosed under Item 401(f) of Regulation S-K.

On February 11, 2021, the Company appointed Mr. Ernst Valery pursuant to the Company’s current bylaws to its board of directors effective immediately. He joins the board as an independent director.

After receiving a Bachelor of Science in Urban and Regional Studies in May 2000 from Cornell University, he also received a Master of Public Administration and International Affairs in August 2001 from the same.  Mr. Valery received a Master of Science in Real Estate Development from Columbia University in New York in October 2004.  He was a Research Affiliate in the MIT Community Innovation Lab at Massachusetts Institute of Technology from 2015 to 2017, and a Mel King Community Fellow from 2016 to 2018 at the same institute.

Mr. Valery’s work experience includes being a principal at Stuart Alexander and Associates, Inc. New York, NY, from 2010 to the present.  At SA+A Development he shares overall responsibility for the day-to-day operations and execution of SA+A projects and relationships. Mr. Valery has successfully invested in and developed real estate in Maryland; Washington, D.C.; Pennsylvania; and New York. For the past 10 years, he has been involved with development projects ranging from multi-tenant rental properties, single-family renovations and condominium conversions.  From 2001 to the present Mr. Valery has been a principal at Valery Investments Corp. New York, NY. Valery Investments Corp. is a real estate developer and investment advisor that specializes on key emerging markets in core American cities. Through market relationships and a superior understanding of urban planning, EVI Corp. seeks out investments such as condominium conversions, build-to-suit single-family homes, multitenant rental properties, and ground-up developments. EVI Corp. focuses particular attention to in-fill redevelopments which contribute to the revitalization of communities.

The Board of Directors has determined that Mr. Valery’s background and experience will be beneficial to the Company. Having a professional background in Urban Planning, his experience of serving underserved communities often impacted by the criminal justice system will provide a unique perspective. The Company’s operating business, R3 Score, has wide-case business utility, which includes the real estate sector. Mr. Valery’s experience and expertise offers the Company strategic insights as it explores potential new customers in this vertical. Additionally, Mr. Valery will offer guidance and support in assisting the Company in its engagements with municipalities across the U.S.

The Board has determined that Mr. Valery meets the independence standards adopted by the Board in compliance with Item 407(a) of Regulation S-K. There are no family relationships between Mr. Valery and any director or other executive officer of the Company nor are there any transactions between Mr. Valery or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Mr. Valery and any other persons or entities pursuant to which Mr. Valery was appointed as a director of the Company. Mr. Valery will receive no salary or director fees and, as of the date of this Form 8-K, has not been issued common or preferred stock. Mr. Valery’s company, Metropolitan Investment Trust, LLC is the holder of a convertible note, having an outstanding principal balance of $25,428.08 at February 1, 2021, which was assumed by R3 Score Technologies, the operating business of the Company. This note is presently convertible into 691,168 shares of the Company’s unregistered restricted common stock. Mr. Valery is not a “bad actor” under Rule 506(d) of Regulation D under the Securities Act of 1933, as amended, and has not been involved in any legal proceedings that are required to be disclosed under Item 401(f) of Regulation S-K.

All director appointees have consented to serve as such and will serve until the earlier of the next Annual Meeting of stockholders or until their successors are elected and qualified or their death, resignation or removal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BOATWORKS HOLDINGS, INC.

Date: February 12, 2021

By:   /s/ Laurin N. Leonard

Laurin N. Leonard, Chief Executive Officer

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